Exhibit 23(p)(iv)

                                 CODE OF ETHICS
                     OF CITCO MUTUAL FUND DISTRIBUTORS, INC.
                            As Amended August 3, 2005

I.    Introduction

      This Code of Ethics has been adopted by Citco Mutual Fund Distributors, Inc. ("CMFD") in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a client of CMFD ("Client") may abuse their duties to that Client, and to deal with other types of conflict-of-interest situations to which the Rule is addressed.

      The Rule makes it "unlawful" for certain persons who have affiliations with CMFD to engage in conduct which is deceitful, fraudulent or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by a Client. This Code of Ethics is intended to establish policies and procedures designed to insure that persons subject to this Code of Ethics and the Rule do not use any information concerning the investments or investment intentions of a Client, or his or her ability to influence such investment related information, for personal gain or in a manner detrimental to the interests of CMFD and such Client.

                            ARTICLE III. Principles

      This Code of Ethics acknowledges the general principles that CMFD personnel:

      (A) have the duty at all times to place the interests of any Client first;
      (B) must conduct all of their personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of such person's position of trust and responsibility; and
      (C) should not take inappropriate advantage of their positions in relation to any Client.

                                   ARTICLE II

III.  Definitions (as used herein)

      "Access Person" means:

      CMFD registered representatives that are employed by CMFD's parent company, Citco Mutual Fund Services, Inc.

      "Beneficial Interest" means:


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

      any interest by which an Access Person or any member of his or her immediate family (i.e., relative by blood or marriage) living in the same household, can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a security, except such interests as Clearing Officers shall determine to be too remote for the purpose of this Code of Ethics. A transaction in which an Access Person acquires or disposes of a security in which he or she has or thereby acquires a direct or indirect Beneficial Interest will be referred to in this Code of Ethics as a "personal securities" transaction or as a transaction for the person's "own account."

      At the written request of a person subject to this Code of Ethics, the Clearing Officers, in their sole discretion or with the advice of counsel, may from time to time issue written interpretations as to whether an Access Person has a "Beneficial Interest" in a security or a transaction, and whether a transaction is or would be considered to be a "personal securities" transaction or a transaction "for the person's own" account for purposes of the reporting requirements under this Code. Any such written interpretations shall be included in an appendix attached to and incorporated by reference into this Code of Ethics, and may be relied upon solely by the person seeking such interpretations.

"Clearing Officers" means any two individuals employed by Citco Mutual Fund Services, Inc., parent company of CMFD (listed in Exhibit A), who are not:

      (1)   parties to the transaction;
      (2)   related by blood or marriage to a party to the transaction; and
      (3) interested in or affiliated persons of the issuer of the securities at issue.

"Covered Security" means:

      all stock, debt obligations and other instruments, including any warrant or option to acquire or sell a security, and financial futures contracts, except that it does not include:

      (1)   Direct obligations of the Government of the United States;
      (2) Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and
      (3) Shares issued by open-end funds other than shares issued by a Client.

      References to a "Security" in this Code of Ethics shall include exchange traded funds, any warrant for, option in, or security convertible into that Security.

"Fund" means an investment company registered under the Act, and includes any Client.


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

                      ARTICLE IIIIV. General Prohibitions

      The specific provisions and reporting requirements of the Rule and this Code of Ethics are concerned primarily with those investment activities of Access Persons who are associated with a Fund and who thus may benefit from or interfere with the purchase or sale of portfolio securities by the Fund.

      The Rule makes it "unlawful" to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by a Client. Accordingly, under the Rule and this Code of Ethics, no Access Person shall use any information concerning the investments or investment intentions of a Client, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Client.

      In addition, no Access Person shall, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by a
      Client:

            (i)   employ any device, scheme or artifice to defraud a Client; or

            (ii) make to a Client or CMFD any untrue statement of material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

            (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client;
                  or

            (iv)  engage in any manipulative practice with respect to a Client.

V.    Prohibited Transactions and Other Matters

      A. No Access Person may purchase or sell any Security in which he or she has or thereby acquires Beneficial Ownership with actual knowledge that, at the same time, such security is "being considered for purchase or sale" by the Company or that such security is the subject of an outstanding purchase or sale order on behalf of the Company.

      B. Gifts

      An Access Person may not accept any gift or other thing with a value of more than $100 from any person or entity that does business with or on behalf of the Company and/or the Adviser (including, but not limited to, broker-dealers that trade or make markets in portfolio securities bought and sold by or on behalf of the Company, the Company's auditor, or the Company's printer).

      C. Service as a Director to Other Public Companies

      An Access Person may not serve on the board of directors of any publicly traded company without the prior written consent of the Clearing Officers.


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

VI.   Exempt Transactions

      Neither the prohibitions nor the reporting requirements of this Code of Ethics apply to:

      (A) Purchases, sales or other acquisitions or dispositions of Securities for an account over which the person has no direct influence or control and does not exercise indirect influence or control;

      (B) Purchases, sales or other acquisitions or dispositions of securities which are not eligible for purchase or sale by any Client;

      (C)   Involuntary purchases or sales;

      (D)   Purchases which are part of an automatic dividend reinvestment plan;
            and

      (E) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights;

VII.  Reporting of Securities Transactions

      Section 3.1. A. Reporting Requirements of Access Persons

      (1) Reports Required: Unless specifically excepted by other provisions of this Code of Ethics, every Access Person must provide to the Administrator of this Code of Ethics the following reports:

            (a) Initial Holdings Reports- Not later than ten (10) days after a person becomes an Access Person, such person shall complete, sign and deliver to the Administrator of this Code of Ethics an Initial Holdings Report, a form of which is attached to this Code of Ethics as Schedule A.

            (b) Quarterly Transaction Reports- Not later than ten (10) days after the end of each calendar quarter, each Access Person shall make a written report ("Quarterly Transaction Report"), a form of which is attached to this Code of Ethics as Schedule B, to the Administrator of this Code of Ethics, which;

                  (1) With respect to any transaction during the previous calendar quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership, contains the following information:

                        (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                        (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                        (iii) The price of the Covered Security at which the
                              transaction was effected;


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

                        (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

                        (v) The date that the report is submitted by the Access Person.

                  (2) With respect to any account established by the Access Person in which any securities were held during the previous quarter for the direct or indirect benefit or the Access Person, contains the following information:

                        (ii) The name of the broker, dealer or bank with whom the Access Person established the account;

                        (iii) The date the account was established; and

                        (iv) The date that the report is submitted by the Access Person.

            (c) Annual Holding Reports - Not later than thirty (30) days after December 31st of each year, each Access Person shall make a written report, a form of which is attached to this Code of Ethics as Schedule C ("Annual Holdings Report"), to the Administrator of this Code of Ethics, which:

                  (1) Sets forth the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
                  (2) Sets forth the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person;
                  (3) Contains the date that the report is submitted by the Access Person; and
                  (4) States that the information contained in the Annual Holdings Report is current as of a date not greater than thirty (30) days prior to the date the report was submitted.

            (d) Annual Certification - Each Access Person shall certify annually that he or she has (i) read and understands the Code and that he or she is subject to the Code, (ii) complied with the requirements of the Code and (iii) disclosed all personal securities transactions and holdings required to be disclosed or reported pursuant to the Code. A copy of this Annual Certification is attached hereto as Schedule D.

B.    Exemptions from Reporting

      (1) A person need not make an Initial or Annual Holdings Report with respect to transactions or holdings effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

      (2) An Access Person need not make a Quarterly Transaction Report if the Report would duplicate information contained in broker trade confirmations or account statements received by the Administrator with respect to the Access Person for the applicable quarterly reporting period, but only if such broker trade confirmations or account statements contain ALL of the information required to be reported in the Quarterly Transaction Reports.


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

C.    Responsibility to Report

      The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by CMFD to facilitate the reporting process does not change or alter that responsibility.

D.    Where to File Report

      All reports must be filed with the Administrator of this Code of Ethics.

VIII. Confidentiality of Client Transactions

      Until disclosed in a public report to shareholders or to the SEC in the normal course of a Client's business, all information concerning Securities "being considered for purchase or sale" by a Client shall be kept confidential by all Access Persons and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Administrator of this Code of Ethics to report any inadequacy found by him or her to the Board of Directors of a Client or any committee appointed by the Board to deal with such information.

                                   ARTICLE IV

                             ARTICLE VIX. Sanctions

      Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by CMFD as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics which may include suspension or termination of employment, a letter of censure and/or disgorgement of an amount equal to the difference between the price paid or received by the Client and the more advantageous price paid or received by the offending person.

X.    Administration and Construction

      (A) The administration of this Code of Ethics shall be the responsibility of the "Administrator" of this Code of Ethics. The Administrator shall designate a "Responsible Person" to perform the duties required of the Administrator of this Code.

      (B)   The duties of such Administrator shall include:

                  (1) Continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment;

                  (2) Providing each Access Person a copy of this Code of Ethics and informing them of their duties and obligations there under, and assuring that employees who are not Access Persons are familiar with applicable requirements of this Code of Ethics;

                  (3) Supervising the implementation of this Code of Ethics and the enforcement of the terms hereof;

                  (4) Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

                  (5) Preparing listings of all transactions effected by any Access Person within fifteen (15) days of the date on which the same security was held, purchased or sold by a Client;

                  (6) Determining whether any particular securities transaction should be exempted pursuant to the provisions of this Code of Ethics;

                  (7) Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule and of this Code of Ethics;

                  (8) Conducting of such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code of Ethics to the Board of Directors of a Client or any Committee appointed by them to deal with such information;

                  (9) Upon request, submitting a quarterly report to Clients containing a description of any violation and the sanction imposed; transactions which suggest a possibility of a violation, and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics.

                  (10) Upon request, submitting an annual certification to Clients that CMFD has adopted procedures reasonably designed to prevent Access Persons from violating the Code of Ethics.

XI.   Required Records

      The Administrator shall maintain or cause to be maintained in an easily accessible place, the following records:

      (A) A copy of this and any other Code of Ethics adopted pursuant to the Rule which has been in effect during the past five (5) years;

      (B) A record of any violation of such Codes of Ethics and of any action taken as a result of such violation;

      (C) A copy of each report made by the Administrator within two (2) years from the end of the fiscal year of CMFD in which such report and interpretation is made or issued and for an additional three (3) years in a place which need not be easily accessible;

      (D) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics; and

      (E) A copy of all Initial Holdings Reports, Quarterly Transactions Reports, and Annual Holdings Reports submitted within the last five (5) years, the first two (2) years in an easily accessible place.

XII.  Amendments and Modifications

      Clients shall be notified of any amendments or modifications to this Code of Ethics.

                                   SCHEDULE A

                  Citco Mutual Fund Distributors, Inc. ("CMFD")

                             Initial Holdings Report

                    Employee Name:__________________________

----------------------------------------------------------------------------------------------------------------------
                                        Type                No. of              Form Held         Custodian/Broker
        Security Name           (stock, mutual fund)      Shares Held     (physical, custodied)    (if applicable)
----------------------------------------------------------------------------------------------------------------------

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(Please attach an additional page if more space is required)


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

Acknowledged:                                  Date:


------------------------------------           ---------------------------------

NOTE: Please submit this list of all holdings within ten (10) calendar days of your employment date to Compliance.


                                   SCHEDULE B

                  Citco Mutual Fund Distributors, Inc. ("CMFD")

                                   Memorandum

To:   Administrator of the Code of Ethics           Dated: _______________, 200_

From: ___________________________________
                (Print Name)

Re:   Code of Ethics Quarterly Report - Quarter Ended ________________, 200_

      As an Access Person under the Code of Ethics of CMFD, I hereby confirm that, other than the accounts and the transactions listed below, I have no other securities accounts and have not made any purchases or sales of securities covered by the Code of Ethics during the quarter ended , 200 except transactions through a brokerage account listed below for which copies of all confirmations and statements have been furnished to you. I understand that the Code of Ethics covers all securities transactions for: (i) my personal account; (ii) any account in which I have a beneficial interest(1); (iii) any account maintained by a relative residing with me; and (iv) any account over which I have any discretionary powers of investment. All securities (including options, rights, warrants and exchange-traded funds) are covered by this report except: (i) U.S. Treasury securities; (ii) money market instruments (i.e., bankers' acceptances, certificates of deposit, commercial paper, and repos); and (iii) shares of open-end mutual funds (other than mutual funds that are sponsored or issued by clients of CMFS or CMFD). Transactions in mutual fund shares issued by clients of CMFS or CMFD must be reported.

      All brokerage accounts subject to the Code of Ethics are listed below. If there are no brokerage accounts subject to the Code of Ethics, write "none" below. I understand an inaccurate response may result in disciplinary sanctions.

----------
(1) Covered persons should consider themselves the beneficial owner of securities held by them, their spouse, their minor children, relatives (through blood or marriage) who share their house, or securities in which they, directly or indirectly, by reason of any contract, arrangement, understanding or relationship, have or share voting or investment power or have a direct or indirect pecuniary interest (i.e., financial interest).

   NOTE: You must complete all brokerage account information even if you have previously submitted this information on prior reports.

-------------------------------------------------------------------------------------------------------------

     Firm Name/Address            Account Number        Name(s) in which Account     Is this a New Account
                                                              is Registered         You are Reporting this
                                                                                        Quarter? Y or N
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

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

TRANSACTIONS: List only if done through a broker who has NOT forwarded copies of your account statements to the Code Administrator. If there are no transactions to report in this section, write "none" below.

----------------------------------------------------------------------------------------------------------------------
                                                      Number of
   Trade Date      Description of      Type of        Shares, or      Unit Price      Total Cost or      Name of
                      Security       Transaction       Principal                         Proceeds         Broker,
                                                        Amount,                                        Dealer or Bank
                                                     Interest Rate
                                                      & Maturity
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

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

CLOSED ACCOUNTS: If an account has closed within the quarter for which this report is being completed, please indicate the information requested below.

----------------------------------------------------------------------------------------------------------------------

             Account Number of Closed Account                                Date Account was Closed
----------------------------------------------------------------------------------------------------------------------

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----------------------------------------------------------------------------------------------------------------------

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

THIS REPORT IS TO BE COMPLETED, DATED, SIGNED AND RETURNED TO THE ADMINISTRATOR OR THE ADMINISTRATOR'S DESIGNEE ON OR BEFORE THE 10th CALENDAR DAY AFTER QUARTER-END.

                                         -------------------------------------
                                                                     Signature


                                         -------------------------------------
                                                                         Title


                                         -------------------------------------
                                                                    Department


                                         -------------------------------------
                                                           Telephone Extension

                                   SCHEDULE C

                  Citco Mutual Fund Distributors, Inc. ("CMFD")

                       ARTICLE VI Annual Holdings Report

      Section 6.1. Pursuant to SEC Rule 17j-1, CMFD has adopted a written code of ethics to establish standards and procedures for the detection and prevention of activities by which its Access Persons may abuse their duties to Clients, and to prevent its Access Persons from engaging in any fraudulent, deceptive or manipulative practices.

      Section 6.2.

      Section 6.3. Per paragraph d(1)(iii) of the Rule, all Access Persons are required to make an Annual Holdings Report which states, among other things, the title, the number of shares, and the principal amount of all covered securities(2) in which they had any direct or indirect beneficial ownership(3); and the name of any entity at which an account is maintained in which any covered securities are held. We have provided the form below for your convenience. Please return this completed report to Toni Neff by , 200 .

      Section 6.4. As of December 31, 200 , I held the following positions in which I may be deemed to have a direct or indirect Beneficial Ownership. The information provided in this report must be as of a date less than thirty (30) days before this report is submitted.

-----------------------------------------------------------------------------------------------------------------------------
Name of Issuer and   No. of Shares,   Type of       Principal Amount Maturity   Form Held          Name of Entity Effecting
Title of Security    if Applicable    Security(1)   Date and Interest Rate,     (Physical or       Transaction, Custodian
                                                    if Applicable               Custodied)         or Broker
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

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(Please attach an additional page - utilizing the above format -- if more space is required)

----------
(2) Please be certain to list all holdings, as of December 31, 200_ including those in stocks, municipal bonds, corporate bonds, closed end funds, exchange-traded funds (including SPDRs), options, rights, and warrants. The following securities and instruments are not required to be reported: bankers' acceptances, certificates of deposit, U.S. Treasury securities, commercial paper, repos, and shares of open-end mutual funds that are not sponsored or issued by clients of CMFS or CMFD. Holdings of shares of mutual funds serviced by CMFS or CMFD must be reported.

(3) Covered persons should consider themselves the beneficial owner of securities held by them, their spouse, their minor children, a relative (through blood or marriage) who shares their house, or in which they, directly or indirectly, by reason of any contract, arrangement, understanding or relationship, have or share voting or investment power or have a direct or indirect pecuniary interest.


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

If you had no holdings that require reporting, please check here.

Holdings of shares of mutual funds serviced by CMFS or CMFD must be reported.

By signing this document, I certify that I have included on this Report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.


Print Name:                                 Signature:
             -----------------------                   -------------------------
Date:
        ----------------------------

                                   SCHEDULE D

                      Citco Mutual Fund Distributors, Inc.
             Code of Ethics Annual Certification for Access Persons

   ARTICLE VII Certification of Compliance with the Code of Ethics ("Code"):

      ARTICLE VIII Under the Code for Citco Mutual Fund Distributors, Inc. ("CMFD"), all CMFD employees who are Access persons under Rule 17j-1 are required to certify annually to the Compliance
  Department that: (i) they have read and understand the Code; (ii) they have complied with all requirements of the Code; and (iii) they have reported all transactions required to be reported under the Code.

                                   ARTICLE IX

ARTICLE X You must respond to the following questions and then submit this form upon completion to the Compliance Department. If you need to refer to the Code or have any questions, please see Toni Neff.

Please read the following statements and check the applicable boxes. When you have answered the questions, please submit this completed form to Compliance.

Part One (Please check the applicable box.)

------------------------------------------------------------------------------------------- -------------
I hereby certify and understand that I am an Access Person pursuant to the Code
of CMFD.                                                                                    Yes      No
------------------------------------------------------------------------------------------- -------------
I understand that as an Access Person I should consider myself the beneficial               Yes      No
owner of securities I hold, as well as those held by my spouse, my minor children, a relative (through blood or marriage) who shares my house, or in which I, directly or indirectly, by reason of any contract, arrangement, understanding or relationship, have or share voting or investment power or have a direct or indirect pecuniary interest.
------------------------------------------------------------------------------------------- -------------

Part Two (Please check the applicable box. If you did not have any outside business activities, gifts, securities transactions/holdings, or brokerage accounts to report, please note this on the back of this Certification.)

By answering "yes" to the following statements and submitting this form upon completion to the Compliance Department, I hereby certify that:

------------------------------------------------------------------------------------------- ---------------------------
I have read and I understand the Code of CMFD, and I recognize that I am subject
to the requirements of the Code.                                                            Yes      No
------------------------------------------------------------------------------------------- ---------------------------
I have received pre-approval of any outside business activities I am engaged in
to the Compliance Department.                                                               Yes      No       N/A
------------------------------------------------------------------------------------------- ---------------------------
I have reported to Compliance all de minimis gifts accepted from clients, vendors,          Yes      No       N/A
participants, etc. on a Gift Reporting Form.
------------------------------------------------------------------------------------------- ---------------------------
I have notified Compliance of any brokerage accounts I have, and I have reported
all securities transactions required to be reported by instructing my                       Yes      No       N/A
broker to provide duplicate transaction confirmations and statements to
Compliance.
------------------------------------------------------------------------------------------- ---------------------------
I have reported all of my transactions/holdings to the Compliance Department                Yes      No       N/A
------------------------------------------------------------------------------------------- ---------------------------

Please note any exceptions to the above statements on the back of this Certification.

Signature:                                  Date:
           ------------------------------         ------------------------------

Print Name:
            -----------------------------------------------------------

                                    Exhibit A

                      Citco Mutual Fund Distributors, Inc.

                     Code Administrator & Clearing Officers

Code Administrator
Toni Neff - CMFS Chief Compliance Officer

Clearing Officers
George M. Chamberlain, Jr. - CMFS General Counsel
Toni Neff - CMFS Chief Compliance Officer


                                      -13-